UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 22, 2011

United eSystems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49745	91-2150635
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number

2150 N. Highway 190 Covington, Louisiana		70433
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (228) 832-1597

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.  Registrant’s Business and Operations.

Item 1.01. Entry into a Material Definitive Agreement.

On November 22, 2011, United eSystems, Inc. (the “Company”) entered into loan and security agreements (Bank Agreements) with Home Bank totaling $550,000.  The Bank Agreements include a renewal of the Company’s existing $250,000 line of credit (Home Bank LOC) together with a new promissory note (Home Bank Note) in the amount of $300,000.  The Home Bank LOC bears interest at 4.25% per annum, with monthly interest payments based upon the outstanding principal balance.  The Home Bank LOC is secured by cash assets pledged by one of the Company’s significant shareholders, Mr. Leon Nowalsky.  The Home Bank Note of $300,000 bears interest at 5.5% per annum, with monthly principal payments of $3,000, plus interest based upon the outstanding principal balance of the note.  The Home Bank Note is secured by the assets of the Company and the personal guarantee of Mr. Nowalsky.  Payments on both the Home Bank LOC and Home Bank Note commence December 22, 2011, and continue each month thereafter with the final outstanding principal due and payable on November 22, 2012.  The estimated monthly payments on the Home Bank LOC and Home Bank Note are $885 and $4,375 respectively.

Additionally, the Company has obtained amended terms to its existing note payable with Thermo Credit LLC, whereby it reduces its outstanding principal balance of $419,469 with a principal payment of $100,000, in exchange for which the Company will continue making monthly interest payments, at a rate of 16% per annum, of approximately $4,260 commencing December 15, 2011, through November 15, 2012, at which time it will make an additional principal payment of $100,000, followed by monthly interest payments of $2,926 commencing December 15, 2012 through November 15, 2013, at which time it will make a final principal payment of the then outstanding principal balance of $219,469.

The utilization of the $300,000 proceeds derived from the Home Bank Note is as follows:

Description	Previous Monthly Payment	Ongoing Monthly Payment	Use of Proceeds
Extinguish Sledz Trust Note	$7,410	--	$63,844
Extinguish Robert Sorrentino 2008 Note	$7,675	--	$85,575
Reduce and Re-finance Thermo Credit Note	$18,602	$4,260	$100,000
Working Capital			$50,581
Totals	$33,687	$4,260	$300,000

In consideration of the pledge by Mr. Nowalsky of personal assets in the amount of $250,000 associated with the Home Bank LOC, and a personal guarantee provided as security for the Home Bank Note, the Company has agreed to issue 500,000 shares of its restricted common stock on or before December 15, 2011.  Following the transaction Mr. Nowalsky will be the beneficial owner of 914,150 shares of common stock, representing approximately 19.5% of the outstanding stock of the Company.

The above descriptions of the amendment agreement and Bank Agreements do not purport to be complete and are qualified in their entirety by reference to the amendment agreement and Bank Agreements which shall be filed by amendment as Exhibits 99.1 through 99.5 to this current report and incorporated herein by reference.

Section 2.  Financial Information.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 of this current report which is incorporated herein by reference.

Section 9.  Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Exhibit Title or Description

	99.1*	Promissory Note between United eSystems, Inc. and Home Bank, dated November 22, 2011.
	99.2*	Assignment of Deposit Account Agreement between United eSystems, Inc., Leon Nowalsky, and Home Bank, dated November 22, 2011.
	99.3*	Promissory Note and Commercial Security Agreement between United eSystems, Inc. and Home Bank, dated November 22, 2011.
	99.4*	Agreement to Provide Insurance and Notice of Insurance Requirements, dated November 22, 2011.
	99.5*	Sixth Amendment to Agreements dated November 22, 2011 to the Loan, Pledge and Security Agreement and Related Note

*To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED eSYSTEMS, INC.

Dated: November 30, 2011	By: /s/ Walter Reid Green, Jr.
Walter Reid Green, Jr.
Chief Executive Officer and Chief Financial Officer

UNITED eSYSTEMS, INC.
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

99.1*	Promissory Note between United eSystems, Inc. and Home Bank, dated November 22, 2011.
99.2*	Assignment of Deposit Account Agreement between United eSystems, Inc., Leon Nowalsky, and Home Bank, dated November 22, 2011.
99.3*	Promissory Note and Commercial Security Agreement between United eSystems, Inc. and Home Bank, dated November 22, 2011.
99.4*	Agreement to Provide Insurance and Notice of Insurance Requirements, dated November 22, 2011.
99.5*	Sixth Amendment to Agreements dated November 22, 2011 to the Loan, Pledge and Security Agreement and Related Note

*To be filed by amendment.

5